UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32314	56-2451736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2004, New Century Mortgage Corporation (“NCMC”), an indirect wholly-owned subsidiary of the registrant, NC Capital Corporation (“NC Capital”), a direct wholly-owned subsidiary of NCMC, New Century Credit Corporation (“NCCC”), a direct wholly-owned subsidiary of the registrant and NC Residual II Corporation, a direct wholly-owned subsidiary of NC Capital, entered into a $1.0 billion Master Repurchase Agreement (the “Master Repurchase Agreement”) with Barclays Bank PLC (“Barclays”). The Master Repurchase Agreement expires on November 11, 2005. In addition, the registrant entered into a Guaranty (the “Guaranty”) in favor of Barclays with respect to the Master Repurchase Agreement. The Master Repurchase Agreement and the Guaranty are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Master Repurchase Agreement dated as of November 12, 2004, among New Century Mortgage Corporation, NC Capital Corporation, New Century Credit Corporation, NC Residual II Corporation and Barclays Bank PLC.

10.2	Guaranty dated as of November 12, 2004, by New Century Financial Corporation in favor of Barclays Bank PLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

November 16, 2004	By:	/s/ Robert K. Cole
Robert K. Cole Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Master Repurchase Agreement dated as of November 12, 2004, among New Century Mortgage Corporation, NC Capital Corporation, New Century Credit Corporation, NC Residual II Corporation and Barclays Bank PLC.

10.2	Guaranty dated as of November 12, 2004, by New Century Financial Corporation in favor of Barclays Bank PLC.